Exhibit 99.1

Exterran Expands and Extends Share Repurchase Program

HOUSTON, December 15, 2008 – Exterran Holdings, Inc. (NYSE: EXH) today announced that its Board of Directors has increased the Company’s share repurchase program, from $200 million to $300 million, and extended the expiration date of the authorization, from August 19, 2009 to December 15, 2010.

Since August 20, 2007, Exterran Holdings has repurchased approximately $200 million of shares of common stock pursuant to its share repurchase program, of which approximately $50 million of shares have been repurchased since October 1, 2008 at an average price of $16.27 per share.

Under the Company’s share repurchase program, shares may be purchased in open market or negotiated transactions.  The Company may conduct a portion of the repurchases under a recently adopted Rule 10b5-1 trading plan, which provides the flexibility to extend its share repurchases beyond the quarterly purchasing window. The timing and extent to which the Company repurchases its shares will depend upon market conditions and other corporate considerations.

“We believe the capital position of Exterran continues to be strong,” said Stephen A. Snider, Chief Executive Officer.  “The expansion and extension of the share repurchase program reflects our continued optimism in the long-term outlook for Exterran, and allows us to continue efforts to pursue share repurchases to further enhance shareholder value.”

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in more than 30 countries.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings (the "Company"), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the expected benefits of the expanded share repurchase program and the long-term outlook for the Company.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the inability of the Company to effect share repurchases; conditions in the capital markets and the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; the Company's ability to timely and cost-effectively obtain components necessary to conduct its business; changes in political or economic conditions in key operating markets; and changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings' Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 thereto, and those set forth from time to time in the Company's filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Pat (Patricia) Wente (281) 836-7308

SOURCE: Exterran Holdings, Inc.